UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2014

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2015, the Board of Directors of Bryn Mawr Bank Corporation (the “Corporation”) has named Britton H. Murdoch as Chairman of the Board of Directors of the Corporation.

In addition, in accordance with the terms of the previously announced Agreement and Plan of Merger, dated as of May 5, 2014, as amended, (the “Agreement”), between the Corporation and Continental Bank Holdings, Inc. (“CBH”), on October 23, 2014, the Boards of Directors of the Corporation and The Bryn Mawr Trust Company (the “Bank”) each authorized the increase of the number of directors on their respective boards from ten (10) to twelve (12), effective upon the completion of the mergers contemplated by the Agreement. As previously announced, completion of the mergers is expected during the first quarter of 2015. Each of the Corporation’s and the Bank’s Board of Directors appointed John May and Michael Clement as a director in Class I of each such board, effective upon the completion of the mergers contemplated by the Agreement, which is the class of directors with terms expiring at the 2015 annual meeting of shareholders. At the end of their initial terms, the terms of the Agreement provided for Mr. May and Mr. Clement to be re-nominated for an additional four year term as a Corporation and Bank director. There are no family relationships between Mr. May or Mr. Clement and any director or executive officer of the Corporation and neither Mr. May nor Mr. Clement have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. As shareholders of CBH, Mr. May and Mr. Clement will be entitled to receive the same consideration in the Merger as other CBH shareholders. Committee memberships for Mr. May and Mr. Clement have not yet been determined.

IMPORTANT INFORMATION REGARDING THE CONTINENTAL MERGER

The Corporation has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 concerning the Merger (SEC File No. 333-196916). The Registration Statement, which includes a prospectus for the offer and sale of the Corporation’s common stock to CBH’s shareholders as well as a proxy statement for each of the Corporation and CBH for the solicitation of proxies with respect to approval of the Merger, was declared effective by the SEC on July 31, 2014 and the definitive combine prospectus and proxy statement was subsequently sent to shareholders of the Corporation and CBH. The Merger was approved by shareholders of the Corporation at a special meeting of the Corporation’s shareholders held on September 23, 2014 and by shareholders of CBH at a special meeting of CBH’s shareholders on September 16, 2014. The combined prospectus and proxy statement and other documents filed by the Corporation with the SEC contain important information about the Corporation, CBH and the Merger. We urge investors and each of the Corporation’s and CBH’s shareholders to read carefully the combined prospectus and proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC. Investors and shareholders may obtain a free copy of the combined prospectus and proxy statement – along with other filings containing information about the Corporation – at the SEC’s website at http://www.sec.gov. Copies of the combined prospectus and proxy statement, and the filings with the SEC incorporated by reference in the combined prospectus and proxy statement, can also be obtained free of charge by directing a request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, PA 19010, attention: Geoffrey L. Halberstadt, Secretary, telephone (610) 581-4873.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 8.01.	Other Events

On October 27, 2014, the Corporation issued a press release announcing the appointment of a new Chairman of the Corporation, effective January 1, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 99.1	Press release dated October 27, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Francis J. Leto
Name:	Francis J. Leto
Title:	President and Chief Operation Officer

Date: October 27, 2014

EXHIBITS INDEX

Exhibit	Description

Exhibit 99.1	Press release dated October 27, 2014